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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY
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                                                                                JURISDICTION OF
SUBSIDIARY                                                                      INCORPORATION
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The following are direct wholly-owned (except as otherwise noted) subsidiaries of the Company:

American Body Armor & Equipment, Inc.                                             Delaware
Armor Holdings Limited                                                            England
Armor Holdings Properties, Inc.                                                   Delaware
Defense Technology Corporation of America                                         Delaware
NIK Public Safety, Inc.                                                           Delaware
Low Voltage Systems Technology, Inc.                                              New Jersey
Armor Holdings Venezuela S.A.@                                                    Venezuela

The following are indirect wholly-owned (except as otherwise noted) subsidiaries of the Company:

Defence Technology Europe Limited                                                 England
Supercraft (Europe) Limited                                                       England
DSL Group Limited                                                                 England
DSL Holdings Limited                                                              England
Defence Systems International Limited                                             England
Defence Systems Limited                                                           England
Container Recovery Limited                                                        England
Defence Systems Eurasia Limited                                                   England
Gorandel Trading (UK) Limited                                                     England
Defence Systems (Jersey) Limited                                                  Isle of Jersey
US Defense Systems, Inc.                                                          Delaware
USDS Congo SPRL                                                                   Congo (former Zaire)
Defencetse Systems Ecuador USDSE SA                                               Ecuador
DSL (Overseas) Limited*                                                           Cyprus
Gorandel Trading Limited                                                          Cyprus
DSL Security (Asia) Pte Limited                                                   Singapore
Defense Systems (South Africa) (Pty) Ltd.                                         South Africa
Defence Systems Colombia SA**                                                     Colombia
DSL Sesegeur Peru SA                                                              Peru
Jardine Securicor Gurkha Services Limited+                                        Hong Kong
DSL Security (PNG) Pty Limited++                                                  Papua New Guinea
Sapelli SARL                                                                      Congo (former Zaire)
USDS (Med) Limited#                                                               Cyprus
Maximum Security Indochina Limited                                                Hong Kong
Defence Systems France SA                                                         France
Defence Systems International Africa SARL##                                       France
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  @  99.8% owned subsidiary
  *  99% owned subsidiary
 **  94.5% owned subsidiary
  +  20% owned subsidiary
 ++  50% owned subsidiary
  #  40% owned subsidiary
 ##  66.5% owned subsidiary